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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) October 30, 1998
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                               MEMRY CORPORATION
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            (Exact name of registrant as specified in its charter)

          Delaware                  1-14068                 06-1084424
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       (State or Other            (Commission             (IRS Employer
       Jurisdiction of            File Number)          Identification No.)
       Incorporation)


                57 Commerce Drive, Brookfield, CT         06804
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           (Address of principal executive offices)       (Zip Code)

       Registrant's telephone number, including area code (203) 740-7311
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                            Not Applicable
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         (Former name or former address, if changed since last report)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

(a) On October 30, 1998, Memry Holdings, S.A., a Belgian corporation (the "Buyer") that is a subsidiary of Memry Corporation, a Delaware corporation (the "Company"), acquired all of the issued and outstanding shares of the capital stock (the "Shares") of Advanced Materials and Technologies, N.V., a Belgian corporation ("AMT") from the shareholders of AMT (the "Sellers") pursuant to a Stock Purchase Agreement, dated as of October 30, 1998 (the "Agreement"). The Sellers were Wilfried Van Moorleghem, Gratia Pauwels, Luc Delaey, Swiss Metalworks Holding (UMSH), G.I.M.V., and Advanced Business Consulting N.V. The Company guaranteed all of the Buyer's obligations under the Agreement.

        The aggregate consideration paid by Buyer for the Shares pursuant to the Agreement was $1,040,000 in cash and 675,000 shares of the Company's Common Stock (168,750 of which shares are in escrow for one year). The Agreement provides for an increase in the cash portion of the purchase price to be paid by the Buyer in the amount by which the closing net worth (determined in accordance with the Agreement) of AMT exceeds Bfr. 10,500,000, or a decrease in the cash portion of the purchase price in the amount by which the closing net worth (determined in accordance with the Agreement) is less than Bfr. 9,500,000. Furthermore, if, on October 30, 1999, the fair market value per share of the Company's Common Stock (determined in accordance with the Agreement) is less than $5.55, the Buyer shall be obligated to pay the Sellers the difference between $5.55 and such fair market value; provided, however, that in no event shall Buyer have to pay more than $1,046,250. The Agreement (including the purchase price for the shares) was negotiated at arms'-length by the Company and the Sellers.

        AMT, now renamed Memry Europe, N.V. ("Memry Europe"), is engaged in the business of the application, development, production and sale of products based on advanced shape memory alloys and/or technologies and the provision of related services (the "Business"). The assets of AMT include real property (consisting of the land and building in Herk-de-Stad, Belgium, where AMT conducts its operations), machinery and equipment, raw materials and inventories, books and records, and trademarks, patents and other intellectual property.

        The Company financed the acquisition through the Company's existing available credit facilities with Webster Bank.

        The Agreement is attached as Exhibit 2.1 hereto, and such Agreement is incorporated by reference herein. The description of the Agreement contained herein is qualified in its entirety by reference to the Agreement.

        Attached as Exhibit 99.1 hereto is the Company's press release announcing the consummation of the transactions contemplated by the Agreement.

(b) Certain of the assets of AMT constitute real property, plant, equipment or other physical property. Such assets were used by AMT in the Business. The Buyer intends to continue

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        substantially the same use for such acquired assets.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements of Business Acquired

        It is currently impracticable for the Company to file with this Form 8-K the historical financial information of AMT required to be filed pursuant to Item 7(b) of Form 8-K. Such financial information will be filed by amendment not later than 60 days after the date on which this Form 8-K must be filed.

(b)   Pro Forma Financial Information

        It is currently impracticable for the Company to file with this Form 8-K the pro forma financial information required to be filed pursuant to
        Item 7(a) of Form 8-K. Such pro forma financial information will be filed by amendment not later than 60 days after the date on which this Form 8-K must be filed.

(c)  Exhibits

     2.1 Stock Purchase Agreement, dated October 30, 1998, by and among the Buyer and each of the Sellers.

     99.1      Press Release

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MEMRY CORPORATION



Date: November 12, 1998             By:  /s/ James G. Binch
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                                      Name: James G. Binch
                                      Title: President, CEO and Chairman

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